N-SAR March 31, 2016

Income Funds

Exhibit 77Q1(a)

The Amended and Restated Trust Instrument and the Amended
By-Laws for the First Investors Income Funds were included as part of the registration statement for the First
Investors Income Funds that was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on January 28, 2016 (Accession No. 0000898432-16-001842),
which is hereby incorporated by reference as part of the response to Item 77Q1 of Form N-SAR.